LICENSE AGREEMENT
MICHIGAN FILE 290 and 1225

This Agreement is effective as of the 4th day of September, 2003 (the "Effective Date"), between Cellectar, LLC, a Wisconsin limited liability company, with offices located at 505 South Rosa Road, Madison, Wisconsin ("LICENSEE"), and the Regents of the University of Michigan, a constitutional corporation of the State of Michigan ("MICHIGAN").  LICENSEE and MICHIGAN agree as follows:

ARTICLE 1 – DEFINITIONS

1.1            “FIELD OF USE” means all fields.

1.2           “FIRST COMMERCIAL SALE” means the first sale of any LICENSED PRODUCT or first commercial use of any LICENSED PROCESS by LICENSEE or a SUBLICENSEE, other than sale of a LICENSED PRODUCT or use of a LICENSED PROCESS for use in trials, such as field trials or clinical trials, being conducted to obtain FDA or other governmental approvals to market LICENSED PRODUCTS or otherwise commercially use LICENSED PROCESSES.

1.3           “LICENSED PRODUCT(S)” means any product or product part which:

(a)
is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the PATENT RIGHTS in the country in which any such product or product part is made, used, imported, offered for sale or sold; or

(b)	is manufactured by using a LICENSED PROCESS or is employed to practice a LICENSED PROCESS.

1.4           “LICENSED PROCESS(ES)” means any process or method that is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the PATENT RIGHTS.

1.5           “NET SALES” means the amount billed or invoiced on sales, rental or lease, however characterized, by LICENSEE and SUBLICENSEES of LICENSED PRODUCTS and uses of LICENSED PROCESSES, less

(a)	discounts allowed in amounts customary in the trade;

(b)	sales, tariff duties and/or use taxes included in bills or invoices with reference to particular sales and actually paid by LICENSEE or SUBLICENSEE(S) to a governmental unit;

(c)	outbound transportation prepaid or allowed; or

(d)	amounts refunded or credited on returns.

No deductions shall be made for the cost of collections or for commissions, whether paid to independent sales agencies or regular employees of LICENSEE or SUBLICENSEE(S).

Whenever the term “LICENSED PRODUCT” may apply to a property during various stages of manufacture, use, sale, or other transfer, NET SALES shall be based on the amount derived by LICENSEE or SUBLICENSEES from the sale, distribution or use of such LICENSED PRODUCT at the stage of its highest billed or invoiced value to unrelated third parties.

1.6           “PATENT RIGHTS” means MICHIGAN’S legal rights under the patent laws of the United States or relevant foreign countries for all of the following:

(a)	the United States and foreign patents and/or patent applications listed in Appendix A;

(b)	United States and foreign patents issued from the applications listed in Appendix A and from divisionals and continuations (except continuations-in-part) of these applications;

(c)
claims in all foreign patent applications listed in Appendix A, and of the resulting patents, which are directed to subject matter specifically described in the United States patents and/or patent applications described in (a) or (b) above;

(d)
claims in all patent applications, and of the resulting patents, which are directed to subject matter specifically described as of the Effective Date in the MICHIGAN Office of Technology Transfer files listed in Appendix A; and

(e)	any reissued or reexamined patents based upon the United States patents described in (a), (b) or (d) above.

1.7           “ROYALTY PERIOD(S)” means the six-month periods ending on the last days of June and December.

1.8           “SUBLICENSEE(S)” means any person or entity sublicensed by LICENSEE under this Agreement.

1.9           “TERRITORY” means the United States; provided, however, only with respect to File No. 1225 identified on Appendix A, "TERRITORY" means the United States and Canada.

ARTICLE 2 - GRANT OF LICENSE

2.1           MICHIGAN hereby grants to LICENSEE an exclusive license with the right to grant sublicenses, both subject to the terms and conditions of this Agreement, in the FIELD OF USE and the TERRITORY to make, have made, import, use, market, offer for sale and sell LICENSED PRODUCTS and to practice LICENSED PROCESSES.

2.2           MICHIGAN reserves (without limiting the rights granted to LICENSEE in paragraph 2.1) the right for MICHIGAN and its subsidiaries to practice the PATENT RIGHTS for research, internal and/or educational purposes only.

2.3           This Agreement shall extend until expiration of the last to expire of the licensed PATENT RIGHTS, unless sooner terminated as provided in another specific Article of this Agreement.

2.4           LICENSEE agrees that LICENSED PRODUCTS used, leased or sold in the United States shall be manufactured substantially in the United States.

2.5           MICHIGAN further reserves the right to grant to the U.S. Government a nonexclusive, irrevocable, royalty-free license or licenses, with the right to sublicense, to all patent applications and resulting patents included in the PATENT RIGHTS, to the extent that such grant of license(s) is or may be required by research funding agreements between MICHIGAN and the U.S. Government entered into prior to the Effective Date of this Agreement.

ARTICLE 3 - CONSIDERATION

3.1            LICENSEE shall pay royalties to MICHIGAN until the expiration date of the last to expire of PATENT RIGHTS or until this Agreement is terminated.  Royalties shall include:

(a)
Running Royalties equal to three percent (3%) of NET SALES.   If LICENSEE makes any NET SALES to any party affiliated with LICENSEE, or in any way directly or indirectly related to or under the common control with LICENSEE, at a price less than the regular price charged to other parties, the Running Royalties payable to MICHIGAN shall be computed on the basis of the regular price charged to other parties.  LICENSEE shall be entitled to reduce the Running Royalties for any LICENSED PRODUCT by up to fifty percent (50%) by applying as a credit against such Running Royalties up to fifty percent (50%) of any royalties actually paid during the applicable ROYALTY PERIOD to any third party for the same LICENSED PRODUCT pursuant to a license agreement for the third party's patent rights covering such LICENSED PRODUCT.   Further, in the event that the Running Royalties payable to LICENSEE by any SUBLICENSEE pursuant to the terms of a sublicense agreement do not exceed five percent (5%) of NET SALES (but are at least four percent (4%) of NET SALES) then the Running Royalty rate applicable to NET SALES made by such SUBLICENSEE shall (in lieu of a three percent (3%) rate), be a rate equal to fifty percent (50%) of the rate set forth in such sublicense agreement.

(b)
During the one year period immediately following the Effective Date, fifty percent (50%), during the one year period immediately following the first anniversary of the Effective Date, twenty-five percent (25%), and during the period following the second anniversary of the Effective Date, ten percent (10%) of any revenue not based on NET SALES (e.g., license issue fees, maintenance fees) LICENSEE receives from SUBLICENSEES or assignees in consideration for rights to practice PATENT RIGHTS, provided, however, that such revenue shall not include amounts received by LICENSEE which are  "research and/or development funds."

(c)
MICHIGAN'S back patent costs in the amount of Fifty Three Thousand Nine Hundred Seventy Four and 62/100 Dollars ($53,974.62), one-third (1/3) of this amount due thirty (30) days from the Effective Date of this Agreement and one-third (1/3) of this amount due on each of the first and second anniversaries of the Effective Date of this Agreement.  Pursuant to the Patent Option Agreement (the “Patent Option Agreement”) entered into on November 18, 2002 between LICENSEE and MICHIGAN, LICENSEE shall receive a credit in the amount of Ten Thousand Dollars ($10,000) toward the first of these three (3) installment payments; and in lieu of the credit toward the License Issue Fee referred to in the Patent Option Agreement (the parties having agreed that LICENSEE shall not be required to pay a License Issue Fee) LICENSEE shall receive an additional credit in the amount of Five Thousand Dollars ($5,000) toward the first of these three (3) installment payments.

(d)
LICENSEE shall pay to MICHIGAN an annual license maintenance fee ("Annual Fee") in the amount of Ten Thousand Dollars ($10,000).  This Annual Fee shall be due on the last day of June, in the year 2004, and in each year thereafter during the term of this Agreement.  LICENSEE may credit each annual fee in full against all royalties otherwise due MICHIGAN for the calendar year in which LICENSEE pays the specific Annual Fee.  The year for which LICENSEE may credit a given Annual Fee against royalties includes the ROYALTY PERIOD in which the Annual Fee is due and the next ROYALTY PERIOD.

(e)	LICENSEE shall make the Milestone payments set forth in Appendix B on or before the respective payment dates set forth therein.

3.2           LICENSEE shall be responsible for the payment of all taxes (excluding income taxes  owed by MICHIGAN), duties, levies, and other charges imposed by any taxing authority with respect to the royalties payable to MICHIGAN under this Agreement.  Should LICENSEE be required under any law or regulation of any government entity or authority, domestic or foreign, to withhold or deduct any portion of the payments on royalties due to MICHIGAN, then the sum payable to MICHIGAN shall be increased by the amount necessary to yield to MICHIGAN an amount equal to the sum it would have received had no withholdings or deductions been made; provided, however, that in such event, MICHIGAN shall not be entitled to any refund of such amounts withheld or deducted.  MICHIGAN shall cooperate reasonably with LICENSEE in the event LICENSEE elects to assert, at its own expense, MICHIGAN’s exemption from any such tax or deduction or in the event LICENSEE claims a refund of any amounts which it withheld or deducted.

3.3           LICENSEE is not obligated to pay multiple royalties if any LICENSED PRODUCT or LICENSED PROCESS is covered by more than one claim of PATENT RIGHTS.

3.4           Royalty payments shall be paid to the "Regents of the University of Michigan" in United States dollars in Ann Arbor, Michigan, sent as provided in Article 13 or at such other place as MICHIGAN may reasonably designate consistent with the laws and regulations controlling in any country.

3.5           In computing royalties, LICENSEE shall convert any revenues it receives in foreign currency into its equivalent in United States dollars at the exchange rate LICENSEE ordinarily employs in making reports to relevant regulatory and taxing authorities, consistent with fair business practices and generally accepted accounting principles.

3.6           Royalty payments shall be made on a semi-annual basis with submission of the reports required by Article 4.  All amounts due under this Agreement, including amounts due for the payment of patent expenses, shall, if overdue, bear interest until payment at a per annum rate five percent (5%) above the prime rate in effect at the JP Morgan Chase Bank or its successor on the due date, or at the highest allowed rate if a lower rate is required by law.  The payment of such interest shall not foreclose MICHIGAN from exercising any other rights it may have resulting from any late payment.

3.7           In further consideration of the license hereby granted, LICENSEE agrees that MICHIGAN shall be entitled to an equity interest in LICENSEE on the following basis:

Within thirty (30) days of the Effective Date of this Agreement, LICENSEE shall issue to MICHIGAN the number of Units of LICENSEE equal to three percent (3%) of the total of LICENSEE's issued and outstanding Units on a fully diluted basis (the "MICHIGAN Units").  The term "fully diluted basis" means the number of all Units of LICENSEE issued and outstanding as of the Effective Date of this Agreement, and the number of all Units of LICENSEE which are issuable, as of the Effective Date of this Agreement, pursuant to any Unit option, warrant, or other security convertible into Units of LICENSEE, whether vested, unvested, exercisable or unexercisable.  The MICHIGAN Units shall be provided with preferences equal, as of the date of their issuance, to those held by each holder of LICENSEE's Units as of such date; provided, however, that the holders of MICHIGAN Units shall not be entitled to the special allocations to the holders of “First Round Units” as set forth in the Amendments to LICENSEE’s Operating Agreement dated as of December 12, 2002 and as of August 28, 2003. Prior to or concurrent with the issuance of the MICHIGAN Units, MICHIGAN shall execute a subscription agreement for the MICHIGAN Units, in a form mutually acceptable to MICHIGAN and LICENSEE, pursuant to which MICHIGAN will (i) make standard investment representations and warranties (including a representation and warranty that MICHIGAN is an accredited investor as defined under Regulation D promulgated under the Securities Act of 1933, as amended), (ii) acknowledge that it will become a "Member" of LICENSEE (as such term is defined in LICENSEE’S Operating Agreement), and (iii) agree to execute an Addendum to LICENSEE’s Operating Agreement pursuant to which MICHIGAN agrees to be bound by the terms and provisions of LICENSEE’s Operating Agreement.  MICHIGAN acknowledges that its percentage interest in LICENSEE will be subject to dilution upon the future issuance by LICENSEE of additional Units of LICENSEE’s equity in accordance with the terms and provisions of LICENSEE’s Operating Agreement.

ARTICLE 4 - REPORTS

4.1           Until the FIRST COMMERCIAL SALE, LICENSEE shall provide to MICHIGAN a written annual report on or before September 1 of each calendar year.  The annual report shall include: reports of progress on research and development, regulatory approvals, manufacturing, sublicensing, marketing and sales during the preceding twelve (12) months, and plans for the coming year.

4.2           After the FIRST COMMERCIAL SALE, LICENSEE shall provide semi-annual reports to MICHIGAN.  Within thirty (30) days after each ROYALTY PERIOD closes (including the close of the ROYALTY PERIOD immediately following any termination of this Agreement), LICENSEE shall report to MICHIGAN for that ROYALTY PERIOD:

(a)	number of LICENSED PRODUCTS manufactured and sold by LICENSEE and all SUBLICENSEES;

(b)	total billings for LICENSED PRODUCTS sold by LICENSEE and all SUBLICENSEES;

(c)	total billings by LICENSEE and all SUBLICENSEES for all LICENSED PROCESSES;

(d)	deductions applicable as provided in the definition for NET SALES in Paragraph 1.5;

(e)	royalties due on additional payments from SUBLICENSEES under Paragraph 3.1(b);

(f)	total royalties due;

(g)	names and addresses of all SUBLICENSEES; and

(h)
for each sublicense or amendment thereto completed in the prior six-month period, the date of each agreement and amendment, the territory of the sublicense, the scope of the sublicense, and the nature, timing and amounts of all fees and royalties to be paid thereunder.

LICENSEE shall include the amount of all payments due, and the various calculations used to arrive at those amounts, including the quantity, description (nomenclature and type designation as described in Paragraph 4.3), country of manufacture and country of sale of LICENSED PRODUCTS.  If no payment is due, LICENSEE shall so report.  LICENSEE shall direct its authorized representative to certify that reports required hereunder are correct to the best of LICENSEE's knowledge and information.  Failure to provide reports as required under this Article shall be a material breach of this Agreement.

4.3           LICENSEE covenants that it will promptly establish and consistently employ a system of specific nomenclature and type designations for LICENSED PRODUCTS and LICENSED PROCESSES to permit identification and segregation of various types where necessary.  LICENSEE shall consistently employ, and shall require SUBLICENSEES to consistently employ, the system when rendering invoices thereon and shall inform MICHIGAN, or its auditors, when requested, as to the details concerning such nomenclature system, all additions thereto and changes therein.

4.4           LICENSEE shall keep, and shall require SUBLICENSEES to keep, true and accurate records containing data reasonably required for the computation and verification of payments due under this Agreement.  LICENSEE shall, and it shall require all SUBLICENSEES to:

(1)
open such records for inspection upon reasonable notice during business hours by either MICHIGAN auditor(s) or an independent certified accountant selected by MICHIGAN, for the purpose of verifying the amount of payments due; and

(2)	retain such records for six (6) years from date of origination.

The terms of this Article shall survive any termination of this Agreement.  MICHIGAN is responsible for all expenses of such inspection, except that if any inspection reveals an underpayment greater than five percent (5%) of royalties due MICHIGAN, then LICENSEE shall pay all expenses of that inspection and the amount of the underpayment and interest to MICHIGAN within twenty (20) days of written notice thereof.  LICENSEE shall also reimburse MICHIGAN for reasonable expenses required to collect the amount underpaid.

ARTICLE 5 - DILIGENCE

5.1           LICENSEE has the responsibility to do all that is necessary to obtain and retain any governmental approvals to manufacture and/or sell LICENSED PRODUCTS and/or use LICENSED PROCESSES for all relevant activities of LICENSEE and SUBLICENSEES.

5.2            LICENSEE shall use commercially reasonable efforts to bring one or more LICENSED PRODUCTS to market or one or more LICENSED PROCESSES to commercial use through a thorough, vigorous and diligent program for exploiting the PATENT RIGHTS and to continue active, diligent marketing efforts for one or more LICENSED PRODUCTS or LICENSED PROCESSES throughout the life of this Agreement.

5.3           As part of the diligence required by Paragraph 5.2, LICENSEE agrees to reach the  commercialization and research and development milestones for the LICENSED PRODUCTS and LICENSED PROCESSES (together the “MILESTONES”) set forth in Appendix C.

5.4           (a)  MICHIGAN acknowledges that the technology licensed to LICENSEE is very early stage.  Its successful commercialization into LICENSED PRODUCTS will require considerable additional research, testing, funding, regulatory approval, strategic alliances, and substantial commitments to third parties, and may require LICENSEE to secure additional intellectual property rights.  The MILESTONES are believed to be appropriate and reasonable as of the Effective Date of this Agreement, but are inherently speculative and based upon events that are not completely under the control of LICENSEE.

(b)  LICENSEE will use reasonable efforts to achieve the MILESTONES on or before the deadline dates indicated on Appendix C and shall notify MICHIGAN if it appears that its achievement of such MILESTONES is unrealistic.  If  LICENSEE fails to meet any MILESTONE on Appendix C, fails to provide a reasonable explanation for such failure, and fails to provide a commercially reasonable, adjusted schedule for achieving such MILESTONE, and if such failure continues for sixty (60) days after the date of any MILESTONE deadline (or revised MILESTONE deadline), LICENSEE will be deemed to be in material breach of this Agreement and MICHIGAN may terminate this Agreement effective on thirty (30) days notice, unless LICENSEE achieves the MILESTONE within this thirty (30) day period or unless LICENSEE reasonably disputes the basis for the termination.

ARTICLE 6 - SUBLICENSING

6.1           LICENSEE shall notify MICHIGAN in writing of every sublicense agreement and each amendment thereto within thirty (30) days after their execution, and indicate the name of the SUBLICENSEE, the territory of the sublicense, the scope of the sublicense, and the nature, timing and amounts of all fees and royalties to be paid thereunder.

6.2           LICENSEE shall not receive from SUBLICENSEES anything of value other than cash payments in consideration for any sublicense under this Agreement, without the express prior written permission of MICHIGAN, which permission shall not be unreasonably withheld or delayed.

6.3           Each sublicense granted by LICENSEE under this Agreement shall provide for its termination upon termination of this Agreement.  Each sublicense shall terminate upon termination of this Agreement unless LICENSEE has previously assigned its rights under the sublicense to MICHIGAN and MICHIGAN has agreed at its sole discretion in writing to such assignment.

6.4	LICENSEE shall require that all sublicenses:

(1)	be consistent with the terms and conditions of this Agreement;

(2)	contain the SUBLICENSEE'S acknowledgment of the disclaimer of warranty and limitation on MICHIGAN's liability, as provided by Article 9 below; and

(3)	contain provisions under which the SUBLICENSEE accepts duties at least equivalent to those accepted by the LICENSEE in the following Articles:

4.4	duty to keep records

9.4	duty to avoid improper representations or responsibilities

10.1	duty to defend, hold harmless, and indemnify MICHIGAN

10.3	duty to maintain insurance

14.5	duty to properly mark LICENSED PRODUCTS with patent notices.

14.7	duty to restrict the use of MICHIGAN's name

14.8	duty to control exports

6.5           LICENSEE shall cause every sublicense to provide LICENSEE the right to assign its rights under the sublicense to MICHIGAN.  Any such assignment is subject to the limitations of Article 14.11 herein and, to be effective, MICHIGAN must first accept at its sole discretion such assignment in writing.

ARTICLE  7 - PATENT APPLICATIONS AND MAINTENANCE

7.1           MICHIGAN has the right to control all aspects of filing, prosecuting, and maintaining all of the patents and patent applications that form the basis for the PATENT RIGHTS, including foreign filings and Patent Cooperation Treaty filings.  LICENSEE shall, at its own expense, perform all actions and execute or cause to be executed all documents necessary to support such filing, prosecution, or maintenance.

7.2           MICHIGAN shall notify LICENSEE of all information received by MICHIGAN relating to the filing, prosecution and maintenance of the patents and patent applications which form the basis of the PATENT RIGHTS, including any lapse, revocation, surrender, invalidation or abandonment of any of the patents or patent applications which form the basis for the PATENT RIGHTS, and shall make reasonable efforts to allow LICENSEE to review and comment upon such information.

7.3           LICENSEE shall reimburse MICHIGAN for all fees and costs relating to the filing, prosecution, interference proceedings and maintenance of the PATENT RIGHTS except as specifically provided below.  Such reimbursement shall be made within thirty (30) days of receipt of MICHIGAN’s invoice and shall bear interest, if overdue, at the rate specified in Paragraph 3.6 above.

7.4           LICENSEE  may elect to not reimburse MICHIGAN for fees and costs related to a particular foreign patent application or patent within PATENT RIGHTS, subject to the terms of this Paragraph.  If LICENSEE makes such an election, LICENSEE shall provide reasonable notice to MICHIGAN in writing of an election under this Paragraph.  Under such circumstances, MICHIGAN may elect to continue the prosecution and/or maintenance of such application or patent at its sole expense, provided that such patent applications and issued patents thereafter shall be excluded from the definition of PATENT RIGHTS.

ARTICLE 8 - ENFORCEMENT

8.1           Each party shall promptly advise the other in writing of any known acts of potential infringement of the PATENT RIGHTS by another party.  LICENSEE has the first option to police the PATENT RIGHTS against infringement by other parties within the TERRITORY and the FIELD OF USE, but LICENSEE shall notify MICHIGAN in writing twenty (20) days before filing any suit.  This right to police includes defending any action for declaratory judgment of noninfringement or invalidity; and prosecuting, defending or settling all infringement and declaratory judgment actions at its expense and through counsel of its selection, except that LICENSEE shall make any such settlement only with the advice and consent of MICHIGAN.  MICHIGAN shall provide reasonable assistance to LICENSEE with respect to such actions, but only if LICENSEE reimburses MICHIGAN for out-of-pocket expenses incurred in connection with any such assistance rendered at LICENSEE'S request or reasonably required by MICHIGAN and if LICENSEE notifies MICHIGAN in writing twenty (20) days before filing any suit.  MICHIGAN retains the right to participate, with counsel of its own choosing and at its own expense, in any action under this Paragraph.  LICENSEE shall defend, indemnify and hold harmless MICHIGAN with respect to any counterclaims asserted by an alleged infringer reasonably related to the enforcement of the PATENT RIGHTS under this Paragraph, including but not limited to antitrust counterclaims.

8.2            If LICENSEE undertakes to enforce and/or defend the PATENT RIGHTS by litigation in the United States, LICENSEE may withhold up to fifty percent (50%) of the payments otherwise thereafter due during the course of such litigation to MICHIGAN under Article 3 under the following terms.  LICENSEE may apply the amounts withheld to pay up to half of LICENSEE's out-of-pocket litigation expenses, including reasonable attorneys’ fees, but not including salaries of LICENSEE’s employees.  If LICENSEE recovers damages in the patent litigation, the award shall be applied first to satisfy LICENSEE’S unreimbursed expenses and legal fees for the litigation, next to reimburse MICHIGAN for any payments under Article 3 which are past due or were withheld pursuant to this Article 8, and then to reimburse MICHIGAN for any other unreimbursed expenses and legal fees for the litigation.  The remaining balance shall be divided equally between LICENSEE and MICHIGAN.

If LICENSEE undertakes to enforce and/or defend the PATENT RIGHTS by litigation in a foreign county, and recovers damages in the patent litigation, the award shall be applied first to satisfy LICENSEE’S unreimbursed expenses and legal fees for the litigation, and next to reimburse MICHIGAN for any payments under Article 3 which are past due, and then to reimburse MICHIGAN for any unreimbursed expenses and legal fees for the litigation.  The remaining balance shall be divided equally between LICENSEE and MICHIGAN.

8.3           If LICENSEE fails to take action to abate any alleged infringement of patents which form the basis for the PATENT RIGHTS within sixty (60) days of a request by MICHIGAN to do so (or within a shorter period if required to preserve the legal rights of MICHIGAN under any applicable laws) then MICHIGAN has the right to take such action (including prosecution of a suit) at its expense and LICENSEE shall use reasonable efforts to cooperate in such action, at LICENSEE's expense.   LICENSEE shall incur no liability to MICHIGAN for LICENSEE'S failure to take any such abatement action requested by MICHIGAN.  MICHIGAN has full authority to settle on such terms as MICHIGAN determines, except that MICHIGAN shall not reach any settlement whereby it provides a license for future activities to a third party under the PATENT RIGHTS in the TERRITORY and the FIELD OF USE without the consent of LICENSEE, which consent LICENSEE can withhold for any reason.  MICHIGAN retains one hundred percent (100%) of any recovery or settlement under this Paragraph 8.3 after reimbursement of MICHIGAN’s out-of-pocket expenses and payment to LICENSEE (such payment not to exceed the recovery or settlement amounts MICHIGAN actually receives) of any unrecovered expenses LICENSEE pays at MICHIGAN's request to third parties in furtherance of such action.

ARTICLE 9 - NO WARRANTIES; LIMITATION ON MICHIGAN'S LIABILITY

9.1           MICHIGAN, including its Regents, fellows, officers, employees and agents, makes no representations or warranties that PATENT RIGHTS are or will be held valid, or that the manufacture, importation, use, offer for sale, sale or other distribution of any LICENSED PRODUCTS or use of LICENSED PROCESSES will not infringe upon any patent or other rights.

9.2           MICHIGAN, INCLUDING ITS REGENTS, FELLOWS, OFFICERS, EMPLOYEES AND AGENTS, MAKES NO REPRESENTATIONS, EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ASSUMES NO RESPONSIBILITIES WHATEVER WITH RESPECT TO DESIGN, DEVELOPMENT, MANUFACTURE, USE, SALE OR OTHER DISPOSITION BY LICENSEE OR SUBLICENSEES OF LICENSED PRODUCTS OR LICENSED PROCESSES.

9.3           LICENSEE AND SUBLICENSEES ASSUME THE ENTIRE RISK AS TO PERFORMANCE OF LICENSED PRODUCTS AND LICENSED PROCESSES.  In no event shall MICHIGAN, including its Regents, fellows, officers, employees and agents, be responsible or liable for any direct, indirect, special, incidental, or consequential damages or lost profits or other economic loss or damage with respect to LICENSED PRODUCTS or LICENSED PROCESSES, to LICENSEE, SUBLICENSEES or any other individual or entity regardless of legal theory.  The above limitations on liability apply even though MICHIGAN, its Regents, fellows, officers, employees or agents may have been advised of the possibility of such damage.

9.4           LICENSEE shall not, and shall require that its SUBLICENSEES do not, make any statements, representations or warranties whatsoever to any person or entity, or accept any liabilities or responsibilities whatsoever from any person or entity that are inconsistent with any disclaimer or limitation included in this Article 9.

ARTICLE 10 - INDEMNITY; INSURANCE

10.1           LICENSEE shall defend, indemnify and hold harmless and shall require SUBLICENSEES to defend, indemnify and hold harmless MICHIGAN, its Regents, fellows, officers, employees and agents, for and against any and all claims, demands, damages, losses, and expenses of any nature (including attorneys' fees and other litigation expenses), resulting from, but not limited to, death, personal injury, illness, property damage, economic loss or products liability arising from or in connection with, any of the following:

(1)	Any manufacture, use, sale or other disposition by LICENSEE or SUBLICENSEES of LICENSED PRODUCTS or LICENSED PROCESSES;

(2)	The direct or indirect use by any person of LICENSED PRODUCTS made, used, sold or otherwise distributed by LICENSEE or SUBLICENSEES;

(3)	The use or practice by LICENSEE or SUBLICENSEES of any invention related to the PATENT RIGHTS.

10.2           MICHIGAN is entitled to participate at its option and expense through counsel of its own selection, and may join in any legal actions related to any such claims, demands, damages, losses and expenses under Paragraph 10.1 above.

10.3           Prior to any distribution or commercial use of any LICENSED PRODUCT or use of any LICENSED PROCESS by LICENSEE, LICENSEE shall purchase and maintain in effect a policy of product liability insurance, completed operations, and/or errors and omissions insurance, whichever is applicable to such activity.  Prior to any distribution or use of any LICENSED PRODUCT or use of any LICENSED PROCESS  by a SUBLICENSEE, LICENSEE shall require that the SUBLICENSEE purchase and maintain in effect a policy of product liability insurance and/or errors and omissions insurance, whichever is applicable to such activity.  Each such insurance policy must provide reasonable coverage for all claims with respect to any LICENSED PROCESS used and any LICENSED PRODUCTS manufactured, used, sold, licensed or otherwise distributed by LICENSEE -- or, in the case of a SUBLICENSEE's policy, by said SUBLICENSEE -- and must specify MICHIGAN, including its Regents, fellows, officers and employees, as an additional insured.  LICENSEE shall furnish certificate(s) of such insurance to MICHIGAN, upon request.

ARTICLE 11 - TERM AND TERMINATION

11.1           If LICENSEE ceases to carry on its business, this Agreement shall terminate upon written notice by MICHIGAN.

11.2           If LICENSEE fails to make any payment due to MICHIGAN, MICHIGAN has the right to terminate this Agreement effective on thirty (30) days' written notice, unless LICENSEE makes all such payments within the thirty (30) day period.  If LICENSEE has not made all such payments to MICHIGAN by the time the thirty (30) day period expires, this Agreement shall automatically terminate.

11.3           Upon any material breach or default of this Agreement by LICENSEE other than those occurrences listed in Paragraphs 5.3, 5.4, 11.1 and 11.2 (the terms of which shall take precedence over the handling of any other material breach or default under this Paragraph 11.3), MICHIGAN has the right to terminate this Agreement effective on sixty (60) days' written notice to LICENSEE.  Such termination shall become automatically effective upon expiration of the sixty (60) day period unless LICENSEE cures the material breach or default before the period expires.

11.4           LICENSEE has the right to terminate this Agreement at any time on six (6) months' written notice to MICHIGAN if LICENSEE:

(a)	pays all amounts due MICHIGAN through the effective date of the termination;

(b)	submits a final report of the type described in Paragraph 4.2;

(c)
returns any confidential or trade-secret materials provided to LICENSEE by MICHIGAN in connection with this Agreement, or, with prior approval by MICHIGAN, destroys such materials, and certifies in writing that such materials have all been returned or destroyed ;

(d)	suspends its use of the LICENSED PROCESS(ES) AND LICENSED PRODUCT(S) (subject to Paragraph 11.5 below);

(e)
provides MICHIGAN with all data and know-how developed by LICENSEE on or after the Effective Date of this Agreement and which are directly related to LICENSED PRODUCTS and LICENSED PROCESSES.  MICHIGAN shall have the non-exclusive right to use such data and know-how for any purpose whatsoever, including the right to transfer same to future licensees; and

(f)	provides MICHIGAN the right to access any regulatory information filed with any U.S. or foreign government agency with respect to LICENSED PRODUCTS and LICENSED PROCESSES.

Upon written notice from LICENSEE of intent to terminate, MICHIGAN may elect by written notice to LICENSEE to immediately terminate this Agreement.

11.5           Upon any termination of this Agreement, and except as provided herein to the contrary, all rights and obligations of the parties hereunder shall cease, except any previously accrued rights and obligations and further as follows:

(1)	Obligations to pay royalties and other sums accruing hereunder up to the effective date of the termination;

(2)	MICHIGAN's rights to inspect books and records as described in Article 4, and LICENSEE's obligations to keep such records for the required time;

(3)	Obligations to hold harmless, defend and indemnify MICHIGAN and its Regents, fellows, officers, employees and agents under Article 10;

(4)	Any cause of action or claim of LICENSEE or MICHIGAN accrued or to accrue because of any breach or default by the other party hereunder;

(5)	The provisions of Articles 1, 9, and 14; and

(6)
All other terms, provisions, representations, rights and obligations contained in this Agreement that by their sense and context are intended to survive until performance thereof by either or both parties.

11.6            After the license(s) granted herein terminate, if LICENSEE has filed patent applications or obtained patents to any modification or improvement to LICENSED PRODUCTS or LICENSED PROCESSES within the scope of the PATENT RIGHTS, LICENSEE agrees upon request to enter into good faith negotiations with MICHIGAN or MICHIGAN’s future licensee(s) for the purpose of granting licensing rights to said modifications or improvements in a timely fashion and under commercially reasonable terms.

ARTICLE 12 - REGISTRATION AND RECORDATION

12.1           If the terms of this Agreement, or any assignment or license under this Agreement are or become such as to require that the Agreement or license or any part thereof be registered with or reported to a national or supranational agency of any area in which LICENSEE or SUBLICENSEES would do business, LICENSEE will, at its expense, undertake such registration or report.  Prompt notice and appropriate verification of the act of registration or report or any agency ruling resulting from it will be supplied by LICENSEE to MICHIGAN.

12.2           LICENSEE shall also carry out, at its expense, any formal recordation of this Agreement or any license herein granted that the law of any country requires as a prerequisite to enforceability of the Agreement or license in the courts of any such country or for other reasons, and shall promptly furnish to MICHIGAN appropriately verified proof of recordation.

ARTICLE 13 - NOTICES

13.1           Any notice, request, report or payment required or permitted to be given or made under this Agreement by either party may be mailed if sent by certified or registered mail, return receipt requested, or may be delivered by a nationally recognized courier service, to the address set forth below or such other address as such party specifies by written notice given in conformity herewith.  Any notice, request, report or payment is not effective until actually received by the other party.

To MICHIGAN:	The University of Michigan
Office of Technology Transfer
Wolverine Tower, Room 2071
3003 S. State Street
Ann Arbor, MI 48109-1280

Attn: File No. 290 and 1225

To LICENSEE:	Cellectar, LLC
505 South Rosa Road
Madison, WI 53719
Attn: President

With a courtesy copy to:	Neider & Boucher, S.C. 440 Science Drive, Suite 300
Madison, WI 53711
Attn: Charles E. Neider

ARTICLE 14 - MISCELLANEOUS PROVISIONS

14.1           This Agreement shall be construed, governed, interpreted and applied according to United States and State of Michigan law, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

14.2           The parties hereby consent to the jurisdiction of the courts in the State of Michigan over any dispute concerning this Agreement or the relationship between the parties.  Should LICENSEE bring any claim, demand or other action against MICHIGAN, its Regents, fellows, officers, employees or agents, arising out of this Agreement or the relationship between the parties, LICENSEE agrees to bring said action only in the Michigan Court of Claims.

14.3           MICHIGAN and LICENSEE agree that this Agreement sets forth their entire understanding concerning the subject matter of this Agreement, and no modification of the Agreement will be effective unless both MICHIGAN and LICENSEE agree to it in writing.

14.3.1           Except as otherwise provided in this Paragraph 14.3.1, during the term of this Agreement and for a period of seven (7) years thereafter, each party shall maintain in confidence and use only for purposes of this Agreement all information and data ("Information") supplied by the other party under this Agreement and marked "Confidential."

To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement, (a) a party may disclose Information it is otherwise obligated under this Paragraph 14.3.1 not to disclose, to its affiliates, sublicensees, consultants, outside contractors and clinical investigators, on a need-to-know basis on condition that such third parties agree to keep the Information confidential for the same time periods and to the same extent as the disclosing party is required to keep the Information confidential; and (b) a party may disclose such Information to government or other regulatory authorities to the extent that such disclosure is required by applicable law, regulation or court order, or is reasonably necessary to obtain patents or authorizations to conduct clinical trials with, and to commercially market the LICENSED PRODUCTS, provided that the disclosing party shall provide written notice to the other party and sufficient opportunity to the other party to object to such disclosure or to request confidential treatment thereof.

The obligation not to disclose or use Information shall not apply to any part of such Information that (i) is or becomes patented, published or otherwise part of the public domain other than by acts of the party obligated not to disclose such Information or its affiliates or sublicensees in contravention of this Agreement; (ii) is disclosed to the receiving party, its affiliates or sublicensees by a third party, provided such Information was not obtained by such third party directly or indirectly from the other party; (iii) prior to disclosure under this Agreement, was already in the possession of the receiving party, its affiliates or sublicensees, provided such Information was not obtained directly or indirectly from the other party; or (iv) is independently developed by or for the receiving party or its affiliates or sublicensees by third parties who did not have access to Information disclosed by the other party.

The foregoing provisions shall not prohibit the disclosure of any of the terms or conditions of this Agreement to any third party.

14.4           If a court of competent jurisdiction finds any term of this Agreement invalid, illegal or unenforceable, that term will be curtailed, limited or deleted, but only to the extent necessary to remove the invalidity, illegality or unenforceability, and without in any way affecting or impairing the remaining terms.

14.5           LICENSEE agrees to mark the LICENSED PRODUCTS sold in the United States with all applicable United States patent numbers.  All LICENSED PRODUCTS shipped to or sold in other countries shall be marked to comply with the patent laws and practices of the countries of manufacture, use and sale.

14.6           No waiver by either party of any breach of this Agreement, no matter how long continuing or how often repeated, is a waiver of any subsequent breach thereof, nor is any delay or omission on the part of either party to exercise or insist on any right, power, or privilege hereunder a waiver of such right, power or privilege.

14.7           LICENSEE agrees to refrain from using and to require SUBLICENSEES to refrain from using the name of MICHIGAN in publicity or advertising without the prior written approval of MICHIGAN.  Reports in scientific literature and presentations of joint research and development work are not publicity.  Notwithstanding this provision, without prior written approval of MICHIGAN, LICENSEE and SUBLICENSEES may state publicly that LICENSED PRODUCTS and LICENSED PROCESSES were developed by LICENSEE based upon an invention(s) developed at the University of Michigan and/or that the PATENT RIGHTS were licensed from the University of Michigan.

14.8           LICENSEE agrees to comply with all laws and regulations applicable to the LICENSED PRODUCTS and LICENSED PROCESSES.  In particular, LICENSEE understands and acknowledges that the transfer of certain commodities and technical data is subject to United States laws and regulations controlling the export of such commodities and technical data, including all Export Administration Regulations of the United States Department of Commerce.  These laws and regulations prohibit or require a license for the export of certain types of technical data to certain specified countries.  LICENSEE agrees to comply with all United States laws and regulations controlling the export of LICENSED PRODUCTS and technical data related to LICENSED PRODUCTS or LICENSED PROCESSES, to be solely responsible for any violation of such laws and regulations by LICENSEE or its sublicensees, and to defend, indemnify and hold harmless MICHIGAN and its Regents, fellows, officers, employees and agents if any legal action of any nature results from the violation.

14.9           The relationship between the parties is that of independent contractor and contractee.  Neither party is an agent of the other in connection with the exercise of any rights hereunder, and neither has any right or authority to assume or create any obligation or responsibility on behalf of the other.

14.10           Neither party hereto is in default of any provision of this Agreement for any failure in performance resulting from acts or events beyond the reasonable control of such party, such as Acts of God, acts of civil or military authority, civil disturbance, war, strikes, fires, power failures, natural catastrophes or other "force majeure" events.

14.11           LICENSEE may not assign this Agreement without the prior written consent of MICHIGAN, which consent shall not be unreasonably withheld or delayed and shall not pledge any of the license rights granted in this Agreement as security for any creditor.  Any attempted pledge of any of the rights under this Agreement or assignment of this Agreement without the prior consent of MICHIGAN will be void from the beginning.  No assignment by LICENSEE will be effective until the intended assignee agrees in writing to accept all of the terms and conditions of this Agreement.

14.12    If during the term of this Agreement, LICENSEE makes or attempts to make an assignment for the benefit of creditors, or if proceedings in voluntary or involuntary bankruptcy or insolvency are instituted on behalf of or against LICENSEE (and any such involuntary bankruptcy or insolvency proceeding is not dismissed within sixty (60) days of its filing), or if a receiver or trustee is appointed for the property of LICENSEE, MICHIGAN may, at its option, terminate this Agreement and revoke the license(s) herein granted by written notice to LICENSEE.  LICENSEE shall notify MICHIGAN of any such event mentioned in this Paragraph as soon as reasonably practicable, and in any event within five (5) days after any such event.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

FOR LICENSEE		FOR THE REGENTS OF THE
UNIVERSITY OF MICHIGAN

By	/s/ Terry Sivesind	By	/s/ Kenneth J. Nisbet
(authorized representative)		(authorized representative)

Typed Name: Terry Sivesind		Typed Name: Kenneth J. Nisbet

Title: Chief Operating Officer		Title: Executive Director UM Technology Transfer

Date: September 5, 2003		Date: September 16, 2003

Version 01.30.03

APPENDIX A
TO THE LICENSE AGREEMENT FOR MICHIGAN OFFICE OF TECHNOLOGY TRANSFER FILES 290 AND 1225
EFFECTIVE THE 4TH DAY OF SEPTEMBER, 2003
BETWEEN CELLECTAR, LLC
AND THE REGENTS OF THE UNIVERSITY OF MICHIGAN

PATENTS, PATENT APPLICATIONS, and MICHIGAN FILES

FILE NO. 290

•	US Patent No. 4,965,391 issued 10/23/90

FILE NO. 290P2

•	US Patent No. 5,087,721 issued 2/11/92

FILE NO. 290P2D1

•	US Patent No. 5,347,030 issued 9/13/94

FILE NO. 290P2D1C1

•	US Patent No. 5,795,561 issued 8/18/98

FILE NO. 1225

•	US Patent No. 6,255,519 issued 7/3/2001
•	Canadian Application Serial No. 227628 pending

FILE NO. 1225D1

•	US Patent No. 6,417,384 issued 7/9/2002

APPENDIX B
TO THE LICENSE AGREEMENT FOR MICHIGAN OFFICE OF TECHNOLOGY TRANSFER FILES 290 AND 1225
EFFECTIVE THE 4TH DAY OF SEPTEMBER, 2003
BETWEEN CELLECTAR, LLC
AND THE REGENTS OF THE UNIVERSITY OF MICHIGAN

MILESTONE PAYMENTS

1.
Upon LICENSEE’S filing of a corporate sponsored New Drug Application (“NDA”) to the Food and Drug Administration (“FDA”) for a LICENSED PRODUCT intended for use in a diagnostic application, LICENSEE will pay to MICHIGAN the sum of Fifty Thousand Dollars ($50,000); provided, however, that LICENSEE may elect to defer all or part of this payment until the first payment pursuant to paragraph (2) below is due.

2.
Within twelve (12) months of the date of the FIRST COMMERCIAL SALE of a diagnostic LICENSED PRODUCT, LICENSEE will pay to MICHIGAN the sum of One Hundred Thousand Dollars ($100,000); provided, however, that if the total sales proceeds and royalties received by LICENSEE from all commercial sales of diagnostic LICENSED PRODUCTS within such twelve (12) month period is less than Two Hundred Thousand Dollars ($200,000), LICENSEE will pay to MICHIGAN fifty percent (50%) of all such sales proceeds and royalties received by LICENSEE during such twelve (12) month period and will continue to pay to MICHIGAN, within ninety (90) days of LICENSEE’S receipt thereof, fifty percent (50%) of all additional sales proceeds and royalties received by LICENSEE from all commercial sales of diagnostic LICENSED PRODUCTS until LICENSEE has paid to MICHIGAN a total of One Hundred Thousand Dollars ($100,000).

3.
Upon LICENSEE’S filing of an NDA to the FDA involving a LICENSED PRODUCT with an intended use in a therapeutic indication, LICENSEE will pay to MICHIGAN the sum of Fifty Thousand Dollars ($50,000); provided, however, that LICENSEE may elect to defer all or part of this payment until the first payment pursuant to paragraph (4) below is due.

4.
Within twelve (12) months of the date of the FIRST COMMERCIAL SALE of a therapeutic LICENSED PRODUCT, LICENSEE will pay to MICHIGAN the sum of Two Hundred Thousand Dollars ($200,000); provided, however, that if the total sales proceeds and royalties received by LICENSEE from all commercial sales of therapeutic LICENSED PRODUCTS within such twelve (12) month period is less than Four Hundred Thousand Dollars ($400,000), LICENSEE will pay to MICHIGAN fifty percent (50%) of all such sales proceeds and royalties received by LICENSEE during such twelve (12) month period and will continue to pay to MICHIGAN, within ninety (90) days of LICENSEE’S receipt thereof, fifty percent (50%) of all additional sales proceeds and royalties received by LICENSEE from all commercial sales of therapeutic LICENSED PRODUCTS until LICENSEE has paid to MICHIGAN a total of Two Hundred Thousand Dollars ($200,000).

APPENDIX C
TO THE LICENSE AGREEMENT FOR MICHIGAN OFFICE OF TECHNOLOGY TRANSFER FILES 290 AND 1225
EFFECTIVE THE 4TH DAY OF SEPTEMBER, 2003
BETWEEN CELLECTAR, LLC
AND THE REGENTS OF THE UNIVERSITY OF MICHIGAN

MILESTONES

Diagnostic Product Milestones:

1.
Within 1 year of the EFFECTIVE DATE, LICENSEE will initiate preclinical safety and efficacy studies required to support clinical trials involving [124-I]-NM404 using PET imaging for diagnostic indications.  Preclinical safety and efficacy studies shall be considered to be “initiated” upon the first administration of [124-I]-NM404 to a laboratory animal in a pre-clinical efficacy study with a study design that is consistent with industry standards for experiments designed to support an initial regulatory filing for [124-I]-NM404 for use in preliminary clinical trials for diagnostic indications.

2.
Within 16 months of the EFFECTIVE DATE, LICENSEE will substantially complete a physician-sponsored IND diagnostic Phase I NM404 trial for NSCLC non-small cell lung cancer patients.  The diagnostic Phase I NM404 trial shall be considered to be “substantially complete” when the number of patients who have fully completed the NM404 study protocol is sufficient to permit LICENSEE to proceed with the work needed to meet Milestone No. 3 below.

3.
Within 3 years of the completion of a successful Phase I clinical trial, or within 56 months of the EFFECTIVE DATE, whichever is first, LICENSEE will submit a corporate NDA to the FDA for a LICENSED PRODUCT intended for use in a diagnostic application.  A Phase I  clinical trial shall be considered to be “completed” on the earlier of (1) one hundred and twenty (120) days after the final patient in the Phase I trial has completed the NM404 study protocol or (2) upon the approval by the relevant regulatory authority to initiate the next phase of clinical testing.  This Milestone can be extended by one-year increments with the payment of a Twenty Thousand Dollar ($20,000) Milestone extension fee for each such increment.

4.
Within 18 months of the EFFECTIVE DATE, LICENSEE will either initiate a physician-sponsored IND diagnostic Phase I NM404 trial for at least one other cancer type or amend the IND referred to in Milestone No. 2 above so as to provide for such a trial for at least one other cancer type.  A Phase I trial shall be considered to be “initiated” upon the first administration of NM404 to a patient in such a trial.

Therapeutic Product Milestone:

1.
Within 18 months of the EFFECTIVE DATE, LICENSEE will initiate preclinical safety and efficacy studies required to support clinical trials involving [131-I]-NM404 for therapeutic uses. Preclinical safety and efficacy studies shall be considered to be “initiated” upon the first administration of [131-I]-NM404 to a tumor-bearing laboratory animal in a pre-clinical efficacy study with a study design that is consistent with industry standards for experiments designed to support an initial regulatory filing for [131-I]- NM404 for use in preliminary clinical trials for therapeutic indications.

FIRST AMENDMENT TO LICENSE AGREEMENT BETWEEN
THE REGENTS OF THE UNIVERSITY OF MICHIGAN (FILE Nos. 0290 and 1225)
and
CELLECTAR, LLC

Effective February 1, 2005, Cellectar, LLC,  a Wisconsin limited liability company, with offices located at 505 South Rosa Road, Madison, Wisconsin ("LICENSEE"), and the Regents of the University of Michigan, a constitutional corporation of the State of Michigan ("MICHIGAN"), hereby amend their License Agreement of September 4, 2003 as follows:

I.	Appendix C, Milestone No. 2, is amended to read as follows:

2.
By June 30, 2005, LICENSEE will substantially complete a physician-sponsored IND diagnostic Phase I NM404 trial for NSCLC non-small cell lung cancer patients.  The diagnostic Phase I NM404 trial shall be considered to be “substantially complete” when the number of patients who have fully completed the NM404 study protocol is sufficient to permit LICENSEE to proceed with the work needed to meet Milestone No. 3 below.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

FOR CELLECTAR, LLC		FOR THE REGENTS OF THE
UNIVERSITY OF MICHIGAN

By:	/s/ Terry Sivesind	By:	/s/ Kenneth J. Nisbet
	(authorized representative)		(authorized representative)

Typed Name: Terry Sivesind		Typed Name: Kenneth J. Nisbet

Title: Chief Operating Officer		Title: Executive Director UM Technology Transfer

Date: February 10, 2005		Date: February 15, 2005

SECOND AMENDMENT TO LICENSE AGREEMENT BETWEEN
THE REGENTS OF THE UNIVERSITY OF MICHIGAN (FILE Nos. 0290 and 1225)
and
CELLECTAR, LLC

Effective October 10, 2005, Cellectar, LLC,  a Wisconsin limited liability company, with offices located at 505 South Rosa Road, Madison, Wisconsin ("LICENSEE"), and the Regents of the University of Michigan, a constitutional corporation of the State of Michigan ("MICHIGAN"), hereby amend their License Agreement of September 4, 2003 as follows:

I.	Appendix C, Diagnostic Product Milestone No. 2, is amended to read as follows:

2.           By June 30, 2006, LICENSEE will substantially complete a physician-sponsored IND diagnostic Phase I NM404 trial for NSCLC non-small cell lung cancer patients.  The diagnostic Phase I NM404 trial shall be considered to be “substantially complete” when the number of patients who have fully completed the NM404 study protocol is sufficient to permit LICENSEE to proceed with the work needed to meet Milestone No. 3 below.

II.	Appendix C, Diagnostic Product Milestone No. 4 is amended to read as follows:

4.           By March 31, 2006, LICENSEE will either initiate a physician-sponsored IND diagnostic Phase I NM404 trial for at least one other cancer type or amend the IND referred to in Milestone No. 2 above so as to provide for such a trial for at least one other cancer type.  A Phase I trial shall be considered to be “initiated” upon the first administration of NM404 to a patient in such a trial.

III.	Appendix C, Therapeutic Product Milestone No. 1 is amended to read as follows:

1.           By April 30, 2005, LICENSEE will initiate preclinical safety and efficacy studies required to support clinical trials involving [125-I]-NM404 for therapeutic uses.  Preclinical safety and efficacy studies shall be considered to be “initiated” upon the first administration of [125-I]-NM404 to a tumor-bearing laboratory animal in a pre-clinical efficacy study with a study design that is consistent with industry standards for experiments designed to support an initial regulatory filing for [125-I]-NM404 for use in preliminary clinical trials for therapeutic indications.

MICHIGAN hereby acknowledges that the requirements of Therapeutic Product Milestone No. 1 were fulfilled on March 31, 2005.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

FOR CELLECTAR, LLC		FOR THE REGENTS OF THE
UNIVERSITY OF MICHIGAN

By:	/s/ Terry Sivesind	By:	/s/ Kenneth J. Nisbet
	(authorized representative)		(authorized representative)

Typed Name: Terry Sivesind		Typed Name: Kenneth J. Nisbet

Title: Chief Operating Officer		Title: Executive Director Um Technology Transfer

Date: October 28, 2005		Date: October 10, 2005

THIRD AMENDMENT TO LICENSE AGREEMENT BETWEEN
THE REGENTS OF THE UNIVERSITY OF MICHIGAN (FILE Nos. 0290 and 1225)
and
CELLECTAR, LLC

Effective May 3, 2006, Cellectar, LLC, a Wisconsin limited liability company, with offices located at 510 Charmany Drive, Madison, Wisconsin ("LICENSEE"), and the Regents of the University of Michigan, a constitutional corporation of the State of Michigan ("MICHIGAN"), hereby amend their License Agreement of September 4, 2003 as follows:

I.           Appendix C, Diagnostic Product Milestone No. 4 is amended to read as follows:

4.           By June 30, 2006, LICENSEE will either initiate a physician-sponsored IND diagnostic Phase I NM404 trial for at least one other cancer type or amend the IND referred to in Milestone No. 2 above so as to provide for such a trial for at least one other cancer type.  A Phase I trial shall be considered to be “initiated” upon the first administration of NM404 to a patient in such a trial.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

FOR CELLECTAR, LLC		FOR THE REGENTS OF THE
UNIVERSITY OF MICHIGAN

By:	/s/ Terry Sivesind	By:	/s/ Kenneth J. Nisbet
	(authorized representative)		(authorized representative)

Typed Name: Terry Sivesind		Typed Name: Kenneth J. Nisbet

Title: Chief Operating Officer		Title: Executive Director UM Technology Transfer

Date: May 8, 2006		Date: May 3, 2006

FOURTH AMENDMENT TO LICENSE AGREEMENT BETWEEN
THE REGENTS OF THE UNIVERSITY OF MICHIGAN (FILE Nos. 0290 and 1225)
and
CELLECTAR, LLC

Effective June 29, 2006, Cellectar, LLC, a Wisconsin limited liability company, with offices located at 510 Charmany Drive, Madison, Wisconsin (“LICENSEE”), and the Regents of the University of Michigan, a constitutional corporation of the State of Michigan (“MICHIGAN”), hereby amend their License Agreement of September 4, 2003 (the “Agreement”) as follows:

I.           Appendix C, Diagnostic Product Milestone Nos. 2 and 3 are hereby deleted in their entirety, and LICENSEE shall have no further obligations under the Agreement with respect to these Milestones.

II.           Appendix C, Diagnostic Product Milestone No. 4 is hereby amended to read as follows:

4.           By December 31, 2006, LICENSEE will either initiate a physician-sponsored IND diagnostic Phase I NM404 trial for at least one other cancer type or amend the IND referred to in former Diagnostic Product Milestone No. 2 (now deleted) so as to provide for such a trial for at least one other cancer type.  A Phase I trial shall be considered to be “initiated” upon the first administration of NM404 to a patient in such a trial.

III.	Appendix B, Milestone Payment No. 1 is hereby amended to read as follows:

1.
Upon the filing by LICENSEE or any SUBLICENSEE of a corporate sponsored New Drug Application (“NDA”) to the Food and Drug Administration (“FDA”) for a LICENSED PRODUCT intended for use in a diagnostic application, LICENSEE will pay to MICHIGAN the sum of Fifty Thousand Dollars ($50,000); provided, however, that LICENSEE may elect to defer all or part of this payment until the first payment pursuant to paragraph (2) below is due.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

FOR CELLECTAR, LLC		FOR THE REGENTS OF THE
UNIVERSITY OF MICHIGAN

By:	/s/ Terry Sivesind	By:	Kenneth J. Nisbet
	(authorized representative)		(authorized representative)

Typed Name: Terry Sivesind		Typed Name: Kenneth K. Nisbet

Title: Chief Operating Officer		Title: Executive Director UM Technology Transfer

Date: June 29, 2006		Date: June 29, 2006

FIFTH AMENDMENT TO LICENSE AGREEMENT BETWEEN
THE REGENTS OF THE UNIVERSITY OF MICHIGAN
(File Nos. 0290 and 1225)
and
CELLECTAR, LLC

Effective June 29, 2007, Cellectar, LLC, a Wisconsin limited liability company, with offices located at 545 Science Drive, Madison, Wisconsin (“LICENSEE”), and the Regents of the University of Michigan, a constitutional corporation of the State of Michigan (“MICHIGAN”), hereby amend their License Agreement of September 4, 2003 as follows:

Appendix C, Diagnostic Product Milestone No. 4 is hereby amended to read as follows:

4.           By March 31, 2008, LICENSEE will either initiate a physician-sponsored IND diagnostic Phase I CLTR404 (previously known as NM404) trial for at least one other cancer type or amend the IND referred to in former Diagnostic Product Milestone No. 2 so as to provide for such a trial for at least one other cancer type.  A Phase I trial shall be considered to be “initiated” upon the first administration of CLTR404 to a patient in such a trial.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

FOR CELLECTAR, LLC		FOR THE REGENTS OF THE
UNIVERSITY OF MICHIGAN

By:	/s/ William R. Clarke	By:	/s/ Kenneth J. Nisbet
	(authorized representative)		(authorized representative)

Typed Name: William R. Clarke		Typed Name: Kenneth J. Nisbet

Title: Chief Executive Officer		Title: Executive Director UM Technology Transfer

Date: July 19, 2007		Date: July 11, 2007

SIXTH AMENDMENT TO LICENSE AGREEMENT BETWEEN
THE REGENTS OF THE UNIVERSITY OF MICHIGAN
(File Nos. 0290 and 1225)
and
CELLECTAR, INC.

Effective March 31, 2008, Cellectar, Inc., a Wisconsin corporation (formerly known as Cellectar, LLC, a Wisconsin limited liability company), with offices located at 3301 Agriculture Drive, Madison, Wisconsin (“LICENSEE”), and the Regents of the University of Michigan, a constitutional corporation of the State of Michigan (“MICHIGAN”), hereby amend their License Agreement of September 4, 2003 as follows:

Appendix C, Diagnostic Product Milestone No. 4 is hereby amended to read as follows:

4.           By September 30, 2008, LICENSEE will either initiate a physician-sponsored IND diagnostic Phase I CLR1404 (previously known as NM404) trial for at least one other cancer type or amend the IND referred to in former Diagnostic Product Milestone No. 2 so as to provide for such a trial for at least one other cancer type.  A Phase I trial shall be considered to be “initiated” upon the first administration of CLR1404 to a patient in such a trial.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

FOR CELLECTAR, LLC		FOR THE REGENTS OF THE
UNIVERSITY OF MICHIGAN

By:	/s/ William R. Clarke	By:	/s/ Kenneth J. Nisbet
	(authorized representative)		(authorized representative)

Typed Name: William R. Clarke		Typed Name: Kenneth J. Nisbet

Title: Chief Executive Officer		Title: Executive Director UM Technology Transfer

Date: April 22, 2008		Date: April 16, 2008

SEVENTH AMENDMENT TO LICENSE AGREEMENT BETWEEN
THE REGENTS OF THE UNIVERSITY OF MICHIGAN
(File Nos. 0290 and 1225)
and
CELLECTAR, INC.

Effective September 30, 2008, Cellectar, Inc., a Wisconsin corporation (formerly known as Cellectar, LLC, a Wisconsin limited liability company), with offices located at 3301 Agriculture Drive, Madison, Wisconsin (“LICENSEE”), and the Regents of the University of Michigan, a constitutional corporation of the State of Michigan (“MICHIGAN”), hereby amend their License Agreement of September 4, 2003 as follows:

Appendix C, Diagnostic Product Milestone No. 4 is hereby amended to read as follows:

4.           By March 31, 2009, LICENSEE will either initiate a physician-sponsored IND diagnostic Phase I CLR1404 (previously known as NM404) trial for at least one other cancer type or amend the IND referred to in former Diagnostic Product Milestone No. 2 so as to provide for such a trial for at least one other cancer type.  A Phase I trial shall be considered to be “initiated” upon the first administration of CLR1404 to a patient in such a trial.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

FOR CELLECTAR, LLC		FOR THE REGENTS OF THE
UNIVERSITY OF MICHIGAN

By:	/s/ William R. Clarke	By:	/s/ Kenneth J. Nisbet
	(authorized representative)		(authorized representative)

Typed Name: William R. Clarke		Typed Name: Kenneth J. Nisbet

Title: Chief Executive Officer		Title: Executive Director UM Technology Transfer

Date: October 30, 2008		Date: October 3, 2008

EIGHTH AMENDMENT TO LICENSE AGREEMENT BETWEEN
THE REGENTS OF THE UNIVERSITY OF MICHIGAN
(File Nos. 0290 and 1225)
and
CELLECTAR, INC.

Effective March 31, 2009, Cellectar, Inc., a Wisconsin corporation (formerly known as Cellectar, LLC, a Wisconsin limited liability company), with offices located at 3301 Agriculture Drive, Madison, Wisconsin (“LICENSEE”), and the Regents of the University of Michigan, a constitutional corporation of the State of Michigan (“MICHIGAN”), hereby amend their License Agreement of September 4, 2003 as follows:

Appendix C, Diagnostic Product Milestone No. 4 is hereby amended to read as follows:

4.           By March 31, 2010, LICENSEE will either initiate a physician-sponsored IND diagnostic Phase I CLR1404 (previously known as NM404) trial for at least one other cancer type or amend the IND referred to in former Diagnostic Product Milestone No. 2 so as to provide for such a trial for at least one other cancer type.  A Phase I trial shall be considered to be “initiated” upon the first administration of CLR1404 to a patient in such a trial.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

FOR CELLECTAR, LLC		FOR THE REGENTS OF THE
UNIVERSITY OF MICHIGAN

By:	/s/ William R. Clarke	By:	/s/ Kenneth J. Nisbet
	(authorized representative)		(authorized representative)

Typed Name: William R. Clarke		Typed Name: Kenneth J. Nisbet

Title: Chief Executive Officer		Title: Executive Director UM Technology Transfer

Date: March 30, 2009		Date: April 2, 2009

NINTH AMENDMENT TO LICENSE AGREEMENT BETWEEN
THE REGENTS OF THE UNIVERSITY OF MICHIGAN
(File Nos. 0290 and 1225)
and
CELLECTAR, INC.

Effective March 31, 2010, Cellectar, Inc., a Wisconsin corporation (formerly known as Cellectar, LLC, a Wisconsin limited liability company), with offices located at 3301 Agriculture Drive, Madison, Wisconsin (“LICENSEE”), and the Regents of the University of Michigan, a constitutional corporation of the State of Michigan (“MICHIGAN”), hereby amend their License Agreement of September 4, 2003 as follows:

MICHIGAN hereby acknowledges that the safety and dosimetry data collected and analyzed by LICENSEE during the course of its Phase 1(a) Clinical Trial has shown the uptake of CLR1404 in both prostate and colorectal cancers; that this data has advanced the potential diagnostic imaging applications of CLR1404; and that the collection and analysis of this data satisfies the intent of Diagnostic Product Milestone No. 4 (Appendix C to the License Agreement).  Therefore, MICHIGAN considers the requirements of Diagnostic Product Milestone No. 4 to have been fulfilled, and LICENSEE shall have no further obligations under the License Agreement with respect thereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

FOR CELLECTAR, LLC		FOR THE REGENTS OF THE
UNIVERSITY OF MICHIGAN

By:	/s/ William R. Clarke	By:	/s/ Kenneth J. Nisbet
	(authorized representative)		(authorized representative)

Typed Name: William R. Clarke		Typed Name: Kenneth J. Nisbet

Title: Chief Executive Officer		Title: Executive Director UM Technology Transfer

Date: June 3, 2010		Date: April 26, 2010